Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-189242, No. 333-194775, and No. 333-216496) and S-8 (No. 333-181441) of Western Asset Mortgage Capital Corporation and its subsidiaries of our report dated March 7, 2022 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 7, 2022